UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2024

ALX ONCOLOGY HOLDINGS INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39386	85-0642577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

323 Allerton Avenue, South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

650-466-7125

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ALXO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Medical Officer

On November 10, 2024, the Board of Directors (the “Board”) of ALX Oncology Holdings Inc. (the “Company”) appointed Alan Sandler, M.D., age 68, to the office of Chief Medical Officer to fill a recently created vacancy. Effective on the same date, Dr. Sandler resigned as a member of the Board and all committees thereof.

For Dr. Sandler’s biographical information, see the disclosure included in the Current Report on Form 8-K filed with the SEC by the Company on August 6, 2024, which disclosure is incorporated by reference herein.

There are no arrangements or understandings between Dr. Sandler and any other persons pursuant to which he was appointed Chief Medical Officer. There are no family relationships between Dr. Sandler and any director or executive officer of the Company.

In connection with the appointment of Dr. Sandler as the Company’s Chief Medical Officer, the Company and Dr. Sandler entered into an employment offer letter. Dr. Sandler’s annual base salary will be $575,000, and he will receive a one-time signing bonus in an amount equal to $50,000, less any applicable withholdings. For 2025 and later years, Dr. Sandler will be eligible for an annual target cash bonus equal to 45% of his annual base salary based on achieving performance objectives established by the Board or the compensation committee of the Board. The employment letter also provides that he will be granted a stock option to purchase 700,000 shares of the Company’s common stock under the Company’s Amended and Restated 2020 Equity Incentive Plan (the “Plan”), with the option to purchase 100,000 of the 700,000 shares to be granted during 2025 as part of the Company’s annual refresh cycle.

The foregoing descriptions of the employment offer letter does not purport to be complete and is qualified in its entirety by reference to the full text of the employment offer letter, which the Company intends to file with the Securities and Exchange Commission as an exhibit to a subsequent periodic report.

The Company and Dr. Sandler entered into a change of control and severance agreement on the Company’s standard form, a copy of which has been filed as Exhibit 10.11 to the Company’s registration statement on Form S-1 (File No. 333-239490) on July 13, 2020.

Dr. Sandler previously entered into an indemnification agreement on the Company’s standard form, a copy of which was filed as Exhibit 10.1 to the Company’s registration statement on Form S-1 (File No. 333-239490) on June 26, 2020.

Arrangements Related to the Departure of Chief Financial Officer

As previously disclosed, Peter Garcia resigned as Chief Financial Officer of the Company effective November 8, 2024, due to personal reasons. In connection with Mr. Garcia’s resignation, Mr. Garcia and the Company entered into a separation agreement on November 8, 2024. The separation agreement provides that Mr. Garcia be paid a single, lump sum, cash payment equal to $479,646, and for Company-paid premiums for COBRA coverage under the Company’s group health, dental and vision care plans for his and his eligible dependents for up to 12 months following his separation date. In addition, the separation agreement provides for the Company to cause his outstanding stock options and restricted stock units covering shares of the Company’s common stock that would otherwise vest in accordance with the terms of the Plan and the award agreements, absent a termination of employment, during the 12 month period immediately following his separation date to become fully vested and (as applicable) exercisable, and all stock options that are vested or may vest in connection with the separation shall be exercisable until February 8, 2026. Mr. Garcia will also remain eligible to receive certain additional severance benefits, which benefits are consistent with the additional benefits described in the change in control and severance agreement between the Company and Mr. Garcia dated July 9, 2020. In consideration for the compensation noted above, Mr. Garcia agreed to a customary general release of claims for the benefit of the Company.

To facilitate an orderly transition from his position, Mr. Garcia and the Company entered into a consulting agreement in customary form that provides for Mr. Garcia to perform transition related consulting services for the Company on an as needed, hourly basis for up to 12 months following his separation date, subject to certain limitations.

The foregoing descriptions of the separation agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the separation agreement, which the Company intends to file with the Securities and Exchange Commission as an exhibit to a subsequent periodic report.

Item 7.01	Regulation RD Disclosure.

On November 14, 2024, the Company issued a press release announcing the appointment of Dr. Sandler as Chief Medical Officer of the Company. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01, including the related information set forth in the press release attached hereto as Exhibit 99.1, is being “furnished” and shall not be deemed “filed” with the Securities and Exchange Commission for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section and is not incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

In connection with Dr. Sandler’s resignation from the Board, the Board reduced its size to four directors, of which three are considered independent directors. On November 10, 2024, the Board approved the composition of committees of the Board as follows:

Audit Committee: Rekha Hemrajani, Chair; Scott Garland; Corey Goodman, Ph.D.

Compensation Committee: Corey Goodman, Ph.D., Chair; Scott Garland

Corporate Governance and Nominating Committee: Scott Garland, Chair; Corey Goodman, Ph.D.; Rekha Hemrajani

In appointing Dr. Goodman to the Audit Committee, the Board determined that Dr. Goodman qualifies as independent under the director independence standards set forth in the rules and regulations of the Securities and Exchange Commission and the applicable listing standards of the Nasdaq Stock Market. Dr. Goodman also satisfies the additional requirements of financial literacy and audit committee independence for audit committee service under the applicable rules and regulations of the SEC and the listing standards of Nasdaq.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated November 14, 2024

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALX ONCOLOGY HOLDINGS INC.

Date: November 14, 2024	By:	/s/ Jason Lettmann
Jason Lettmann
Chief Executive Officer